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                                                                    EXHIBIT 23.2

                 NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act of 1933, as amended, (the "Securities Act"), provides that any person acquiring a security pursuant to a registration statement may assert a claim against every accountant who has with its consent been named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation that is used in connection with the registration statement, if that part of the registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading.

In May 2002, Lear Corporation (the "Company") announced that the Board of Directors, upon the recommendation of its Audit Committee, ended its engagement with Arthur Andersen LLP as the Company's independent public accountants, and engaged Ernst & Young LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 2002. For more information, please see the Current Report on Form 8-K dated May 9, 2002 filed by the Company with the Securities and Exchange Commission.

The Company has been unable to obtain the written consent of Arthur Andersen LLP as to the incorporation by reference into our previously filed registration statements (Form S-3 File Nos. 333-16341, 333-38574, 333-43085, 333-85144 and
333-85144-01 through -09; and Form S-8 File Nos. 33-55783, 33-57237, 33-61739,
333-03383, 333-06209, 333-16413, 333-16415, 333-24819, 333-59467, 333-61670,
333-62647, 333-78623, 333-94787, 333-94789, 333-108881, 333-108882 and
333-108883) (the "Registration Statements") of its report for our fiscal years ended December 31, 2001 and 2000. Under these circumstances, Rule 437a of the Securities Act permits the Company to file this Form 10-K without a written consent from Arthur Andersen LLP. However, you will be unable to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act for any purchases of the Company's securities pursuant to any Registration Statement made on or after the date of this Form 10-K. To the extent provided in Section 11(b)(3)(C) of the Securities Act, other persons who are liable under Section 11(a) of the Securities Act, including the Company's officers and directors, may still rely on Arthur Andersen's original audit reports as being made by an expert for purposes of establishing a due diligence defense under Section 11(b) of the Securities Act.